STRONG EQUITY FUNDS, INC.
                    -STRONG ADVISOR UTILITIES AND ENERGY FUND

                          STOCK SUBSCRIPTION AGREEMENT

To the Board of Directors of Strong Equity Funds, Inc.:

         The undersigned purchaser (the "Purchaser") hereby subscribes to 30,000 shares (the "Shares") of common stock, consisting of 10,000 shares each of Class A, Class B, and Class C, $.00001 par value (the "Common Stock"), of Strong Equity Funds, Inc. - Strong Advisor Utilities and Energy Fund in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of Three Hundred Thousand Dollars ($300,000.00).

         It is understood that a certificate representing the Shares may be issued to the undersigned at the discretion of an officer of the Strong Equity Funds, Inc. any time after receipt by you of payment therefore, and said Shares shall be deemed fully paid and nonassessable, except to the extent provided in
Section 180.0622(2)(b) of the Wisconsin Statutes, as interpreted by courts of competent jurisdiction, or any successor provision to said Section 180.0622(2)(b).

         The Purchaser agrees that the Shares are being purchased for investment with no present intention of reselling or redeeming said Shares.

         Dated and effective this 31st day of July, 2002.

                          STRONG FINANCIAL CORPORATION


                          By: _________________________
                                Richard W. Smirl
                               Assistant Secretary

                                   ACCEPTANCE

         The foregoing subscription is hereby accepted. Dated and effective as of this 31st day of July, 2002.

                           STRONG EQUITY FUNDS, INC.
                           Strong Advisor Utilities and Energy Fund

                          By: _________________________
                              Susan A. Hollister
                              Vice President and Assistant Secretary

                         Attest: _______________________
                                 Jeanine M. Bajczyk
                                 Associate Counsel